UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

BioQuest Corp.
(Exact name of registrant as specified in its charter)

Nevada	99-0378854
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

4570 Campus Drive, #23

Newport Beach, CA 92660

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of class to be so registered	Name of each exchange on which each class is to be registered
Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [  ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates: 333-186461

Securities to be registered pursuant to Section 12(g) of the Act: Common Stock, par value $0.001 per share

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The description of the common stock, par value $0.001 per share, (the “Common Stock”) of BioQuest Corp., a Nevada corporation (the “Company”), “Description of Securities” that is contained in the prospectus included in the Company’s Registration Statement on Form S-1, originally filed with the commission under File No. 333-186461 on February 5, 2013 (as amended) is incorporated by reference into this registration statement.

Item 2. Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Articles of Incorporation of the Registrant.*

3.2	Amended Bylaws of the Registrant.*

*Previously Filed with the Securities and Exchange Commission on Form 1-A, dated February 11, 2020.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BioQuest Corp.

Date: March 16, 2021	By:	/s/ Thomas Hemingway
Name: Thomas Hemingway
Title: PEO